Exhibit 99.1

Allison Transmission Announces First Quarter 2022 Results

*	Net Sales of $677 million, up 15% year over year

*	Diluted EPS of $1.30, up 21% year over year

*	Record quarterly net sales in the Outside North America On-Highway end market

*	Company affirms full year 2022 guidance

INDIANAPOLIS, April 27, 2022 – Allison Transmission Holdings Inc. (NYSE: ALSN), a leading designer and manufacturer of propulsion solutions for commercial and defense vehicles and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions, today reported net sales for the first quarter of $677 million, a 15 percent increase from the same period in 2021 and the strongest revenue quarter since 2019, as production continues to accelerate to meet resilient customer demand, and is further driven by the continued execution of Allison’s growth initiatives.

David S. Graziosi, Chairman and Chief Executive Officer of Allison Transmission commented, “Following a notable year in 2021, first quarter 2022 results continue to demonstrate momentum for Allison’s growth objectives. Net sales accelerated into the first quarter, producing the third strongest revenue quarter in Allison’s history, including record quarterly revenue in the Outside North America On-Highway end market. The Allison team continues to deliver solid execution and strong performance, despite persistent global supply chain challenges.”

Graziosi continued, “We are affirming the full year 2022 guidance ranges released to the market on February 16. During the first quarter, we further settled $81 million of share repurchases, or over 2% of outstanding shares, and increased the quarterly dividend for the third consecutive year, from $0.19 to $0.21 per share. In February, the Board of Directors approved a $1 billion increase to the stock repurchase authorization, bringing the total amount authorized under the program to $4 billion. Allison’s disciplined, prudent and well-defined approach to capital allocation continues to drive substantial per share returns while simultaneously facilitating investments across all of our end markets.”

First Quarter Financial Highlights

Net sales for the quarter were $677 million. Year over year results were led by:

•	An 8 percent increase in net sales in the North America On-Highway end market principally driven by continued strength in customer demand for last mile delivery, regional haul and vocational trucks,

•

Record quarterly net sales in the Outside North America On-Highway end market, as a result of a 30 percent increase in net sales driven by improving demand across all regions and the continued execution of growth initiatives,

•	A 14 percent increase in net sales in the Service Parts, Support Equipment and Other end market principally driven by increased demand for North America service parts and global support equipment, and

•

A $30 million increase in net sales in the Global Off-Highway end markets driven by improving demand for hydraulic fracturing applications in the energy sector as well as higher demand in the mining and construction sectors.

Net income for the quarter was $129 million. Diluted EPS for the quarter was $1.30. Adjusted EBITDA, a non-GAAP financial measure, for the quarter was $244 million. Net cash provided by operating activities for the quarter was $163 million. Adjusted free cash flow, a non-GAAP financial measure, for the quarter was $143 million.

First Quarter Net Sales by End Market

End Market	Q1 2022 Net Sales ($M)	Q1 2021 Net Sales ($M)	% Variance
North America On-Highway	$346	$319	8%
North America Off-Highway	$18	$2	800%
Defense	$35	$45	(22%)
Outside North America On-Highway	$109	$84	30%
Outside North America Off-Highway	$30	$16	88%
Service Parts, Support Equipment & Other	$139	$122	14%
Total Net Sales	$677	$588	15%

First Quarter Financial Results

Gross profit for the quarter was $320 million, an increase of 10 percent from $291 million for the same period in 2021. The increase in gross profit was principally driven by higher net sales and price increases on certain products partially offset by unfavorable material costs and higher manufacturing expense commensurate with increased net sales.

Selling, general and administrative expenses for the quarter were $75 million, an increase of $2 million from $73 million for the same period in 2021.

Engineering – research and development expenses for the quarter were $43 million, an increase of $5 million from $38 million for the same period in 2021. The increase was principally driven by increased product initiatives spending.

Net income for the quarter was $129 million, an increase of $9 million from $120 million for the same period in 2021. The increase was principally driven by higher gross profit partially offset by a $15 million unrealized loss on marketable securities.

Net cash provided by operating activities was $163 million, an increase of $32 million from $131 million for the same period in 2021. The increase was principally driven by lower operating working capital funding requirements and higher gross profit partially offset by higher cash incentive compensation payments and higher cash interest payments.

First Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $244 million, an increase of $22 million from $222 million for the same period in 2021. The increase in Adjusted EBITDA was principally driven by higher gross profit partially offset by increased product initiatives spending.

Adjusted free cash flow for the quarter was $143 million, an increase of $36 million from $107 million for the same period in 2021. The increase was driven by higher net cash provided by operating activities and lower capital expenditures.

Full Year 2022 Guidance Update

We are affirming the full year 2022 guidance ranges released to the market on February 16. Allison expects 2022 Net Sales in the range of $2,625 to $2,775 million, Net Income in the range of $430 to $520 million, Adjusted EBITDA in the range of $865 to $975 million, Net Cash Provided by Operating Activities in the range of $570 to $680 million, Adjusted Free Cash Flow in the range of $400 to $500 million and Capital Expenditures in the range of $170 to $180 million.

Our 2022 net sales guidance reflects higher demand in the Global On-Highway, Global Off-Highway and Service Parts, Support Equipment & Other end markets as a result of the ongoing global economic recovery, continued strength in customer demand and price increases on certain products.

Conference Call and Webcast

The company will host a conference call at 5:00 p.m. ET on Wednesday, April 27 to discuss its first quarter 2022 results. The dial-in phone number for the conference call is 1-877-425-9470 and the international dial-in number is 1-201-389-0878. A live webcast of the conference call will also be available online at http://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 8:00 p.m. ET on April 27 until 11:59 p.m. ET on May 4. The replay dial-in phone number is 1-844-512-2921 and the international replay dial-in number is 1-412-317-6671. The replay passcode is 13728348.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of propulsion solutions for commercial and defense vehicles and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining and construction applications) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has more than 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines and boosters, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, the availability of labor, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; increases in cost, disruption of supply or shortage of labor, freight, raw materials or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of the war in Ukraine and the COVID-19 pandemic; our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; risks related to our indebtedness; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results which are not presented in accordance with accounting principles generally accepted in the United States

(“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net Income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales.

We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for the repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Raymond Posadas

Managing Director, Investor Relations

ir@allisontransmission.com

(317) 242-3078

Media Relations

media@allisontransmission.com

(317) 242-5000

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Three months ended March 31,
	2022	2021
Net sales	$677	$588
Cost of sales	357	297

Gross profit	320	291
Selling, general and administrative	75	73
Engineering - research and development	43	38

Operating income	202	180
Interest expense, net	(29)	(29)
Other (expense) income, net	(10)	3

Income before income taxes	163	154
Income tax expense	(34)	(34)

Net income	$129	$120

Basic earnings per share attributable to common stockholders	$1.32	$1.08

Diluted earnings per share attributable to common stockholders	$1.30	$1.07

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	March 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash	$145	$127
Accounts receivable, net	343	301
Inventories	210	204
Other current assets	47	39

Total Current Assets	745	671
Property, plant and equipment, net	708	706
Intangible assets, net	913	917
Goodwill	2,077	2,064
Other non-current assets	84	99

TOTAL ASSETS	$4,527	$4,457

LIABILITIES
Current Liabilities
Accounts payable	$228	$179
Product warranty liability	30	33
Current portion of long-term debt	6	6
Deferred revenue	35	37
Other current liabilities	190	204

Total Current Liabilities	489	459
Product warranty liability	23	20
Deferred revenue	97	99
Long-term debt	2,503	2,504
Deferred income taxes	525	514
Other non-current liabilities	211	227

TOTAL LIABILITIES	3,848	3,823
TOTAL STOCKHOLDERS’ EQUITY	679	634

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,527	$4,457

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended March 31,
	2022	2021
Net cash provided by operating activities	$163	$131
Net cash used for investing activities (a)	(38)	(24)
Net cash used for financing activities	(106)	(121)
Effect of exchange rate changes on cash	(1)	(1)

Net increase (decrease) in cash and cash equivalents	18	(15)
Cash and cash equivalents at beginning of period	127	310

Cash and cash equivalents at end of period	$145	$295

Supplemental disclosures:
Interest paid	$26	$7
Income taxes paid	$1	$1
(a) Additions of long-lived assets	$(20)	$(24)

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended
	March 31,
	2022	2021
Net income (GAAP)	$129	$120
plus:
Income tax expense	34	34
Interest expense, net	29	29
Depreciation of property, plant and equipment	27	25
Amortization of intangible assets	11	12
Unrealized loss on marketable securities (a)	15	—
Technology-related investments gain (b)	(6)	—
Stock-based compensation expense (c)	3	3
Acquisition-related earnouts (d)	1	—
Unrealized loss (gain) on foreign exchange (e)	1	(1)

Adjusted EBITDA (Non-GAAP)	$244	$222

Net sales (GAAP)	$677	$588
Net income as a percent of net sales (GAAP)	19.1%	20.4%
Adjusted EBITDA as a percent of net sales (Non-GAAP)	36.0%	37.8%
Net cash provided by operating activities (GAAP)	$163	$131
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	(20)	(24)

Adjusted free cash flow (Non-GAAP)	$143	$107

(a)	Represents a loss (recorded in Other (expense) income, net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(b)	Represents a gain (recorded in Other (expense) income, net) related to investments in co-development agreements to expand our position in propulsion solutions.
(c)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(d)

Represents expenses (recorded in Selling, general and administrative, Engineering - research and development and Other (expense) income, net) for earnouts related to our acquisition of Vantage Power Limited.

(e)	Represents losses (gains) (recorded in Other (expense) income, net) on intercompany financing transactions related to investments in plant assets for our India facility.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance
	Year Ending December 31, 2022
	Low	High
Net Income (GAAP)	$430	$520
plus:
Depreciation and amortization	160	160
Income tax expense	127	147
Interest expense, net	118	118
Stock-based compensation expense (a)	18	18
Unrealized loss on marketable securities (b)	15	15
Acquisition-related earnouts (c)	2	2
Unrealized loss on foreign exchange (d)	1	1
Technology-related investments gain (e)	(6)	(6)

Adjusted EBITDA (Non-GAAP)	$865	$975

Net Cash Provided by Operating Activities (GAAP)	$570	$680
(Deductions) to Reconcile to Adjusted Free Cash Flow:
Additions of long-live assets	$(170)	$(180)

Adjusted Free Cash Flow (Non-GAAP)	$400	$500

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(b)	Represents a loss (recorded in Other (expense) income, net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(c)

Represents expenses (recorded in Selling, general and administrative, Engineering - research and development and Other (expense) income, net) for earnouts related to our acquisition of Vantage Power Limited.

(d)	Represents losses (recorded in Other (expense) income, net) on intercompany financing transactions related to investments in plant assets for our India facility.
(e)

Represents gains (recorded in Other (expense) income, net) related to investments in co-development agreements to expand our position in transmission technologies. earnouts related to our acquisition of Vantage Power Limited.